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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) JULY 18, 2001

                            ------------------------

                                DREAMLIFE, INC.

               (Exact Name of Registrant as Specified in Charter)


          DELAWARE                        0-15586                      52-1373960
(State or Other Jurisdiction         (Commission File                 (IRS Employer
      of Incorporation)                   Number)                  Identification No.)

                    888 SEVENTH AVENUE, 13TH FLOOR, NEW YORK, NY 10011
             (Address of Principal Executive Offices)               (Zip Code)

                            ------------------------

       Registrant's telephone number, including area code (212) 887-6869

            425 WEST 15TH STREET, SUITE 3R, NEW YORK, NEW YORK 10011

         (Former Name or Former Address, if Changed Since Last Report)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired

    Audited financial statements of Discovery Toys, Inc., a California corporation, ("DT") for the years ended December 31, 2000 and 1999 and the Independent Auditor's Report are included as part of this Form 8-K/A as attachment 7(a)(1) and are incorporated herein by reference.

    Unaudited financial statements of DT for the six month periods ended June 30, 2001 and 2000 are included as part of this Form 8-K/A as attachment 7(a)(2) and are incorporated herein by reference.

(b) Pro Forma Financial Information

    Pro Forma consolidated financial statements of dreamlife, inc. including the following, which give effect to the reverse acquisition of DT by dreamlife, inc., are included as part of this Form 8-K/A as attachment 7(b) and are incorporated herein by reference:

    Description of the Transaction;

    Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2001; and

    Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Six Months Ended June 30, 2001 and the Year ended December 31, 2000.

(c) Exhibits

EX. NO.                           DESCRIPTION
-------   ------------------------------------------------------------
  2.1     Stock Purchase Agreement dated as of July 18, 2001, among
          dreamlife, inc., Discovery Toys, Inc. and the Discovery
          Toys, Inc. shareholders named therein(1)

  2.2 Note Exchange Agreement dated as of July 18, 2001, between dreamlife, inc. and CYL Development Holdings, LLC(1)

  3.1(ii) Amended and Restated By-laws(1)

  4.1 Registration Rights Agreement dated as of July 18, 2001, among dreamlife, inc. and the Discovery Toys, Inc.
          shareholders named therein(1)

  4.2 Termination Agreement dated July 18, 2001, among dreamlife, inc., Anthony J. Robbins, Robbins Research International
          Inc. and CYL Development Holdings, LLC(1)

 10.1     Modification to Peter A. Lund Offer Letter dated July 18,
          2001, between dreamlife, inc. and Peter A. Lund(1)

 10.2 Amendment to Content Provider and License Agreement dated as of July 10, 2001 among Anthony J. Robbins, Robbins Research
          International Inc. and dreamlife, inc.(1)

 99.1     Press release of dreamlife, inc. dated July 18, 2001(1)

------------------------

(1) Previously filed as identically numbered exhibit to the Company's
    Form 8-K/A dated July 18, 2001 and filed with the Securities and Exchange Commission on August 1, 2001.

                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                       DREAMLIFE, INC.

Dated: December 17, 2001                               By:                /s/ JACK HOOD
                                                            -----------------------------------------
                                                                            Jack Hood
                                                              CHIEF FINANCIAL OFFICER AND TREASURER

                               ATTACHMENT 7(A)(1)
                              DISCOVERY TOYS, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
Financial Statements (restated):

  Independent Auditors' Report..............................       A-1

  Consolidated Balance Sheets at December 31, 2000 and
    1999....................................................       A-2

  Consolidated Statements of Operations for the year ended
    December 31, 2000 and the period from January 15, 1999
    to December 31, 1999....................................       A-3

  Consolidated Statements of Stockholders' Equity for the
    year ended December 31, 2000 and the period from
    January 15, 1999 to December 31, 1999...................       A-4

  Consolidated Statements of Cash Flows for the year ended
    December 31, 2000 and the period from January 15, 1999
    to December 31, 1999....................................       A-5

  Notes to Consolidated Financial Statements................  A-6-A-15

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Discovery Toys, Inc.

    We have audited the accompanying consolidated balance sheets of Discovery Toys, Inc. (a California corporation) (the "Company") as of December 31, 2000 and 1999 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the year ended December 31, 2000 and the period from January 15, 1999 to December 31, 1999. These consolidated financial statements are the responsibility of management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Discovery Toys, Inc. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the year ended December 31, 2000 and the period from January 15, 1999 to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

    As indicated in Note 2, the Company restated its 2000 and 1999 financial statements.

/s/ Comyns, Smith, McCleary LLP
Lafayette, California
March 16, 2001, except for Notes 2 and 15,
  which are as of December 7, 2001.

                              DISCOVERY TOYS, INC.
                   CONSOLIDATED BALANCE SHEETS (AS RESTATED)

                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 2000          1999
                                                              -----------   -----------
ASSETS
Current assets:
  Cash......................................................  $10,927,000   $10,500,000
  Accounts receivable, net..................................      435,000       467,000
  Inventory.................................................    4,079,000     3,845,000
  Prepaid expenses and other current assets.................      363,000       644,000
                                                              -----------   -----------
Total current assets........................................   15,804,000    15,456,000
                                                              -----------   -----------
Property and equipment, net.................................      968,000     1,382,000
Other assets................................................       52,000        57,000
                                                              -----------   -----------
Total assets................................................   16,824,000    16,895,000
                                                              -----------   -----------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................    1,795,000     1,706,000
  Accrued liabilities.......................................    4,597,000     4,299,000
  Line of credit............................................    1,250,000     1,250,000
                                                              -----------   -----------
Total current liabilities...................................    7,642,000     7,255,000
                                                              -----------   -----------
Deferred revenues...........................................    1,681,000       774,000
Note payable................................................    2,950,000     2,605,000
Negative goodwill, net......................................    4,199,000     4,724,000
                                                              -----------   -----------
                                                               16,472,000    15,358,000
                                                              -----------   -----------
Commitments (Note 7)
Stockholders' equity:
  Common stock, $0.10 par value; 491,400 shares authorized,
    475,020 and 486,486 issued and outstanding at
    December 31, 2000 and 1999..............................       48,000        49,000
  Paid-in capital...........................................      743,000       756,000
  Retained earnings (deficit)...............................     (439,000)      732,000
                                                              -----------   -----------
Total stockholders' equity..................................      352,000     1,537,000
                                                              -----------   -----------
Total liabilities and stockholders' equity..................  $16,824,000   $16,895,000
                                                              ===========   ===========

                See accompanying notes to financial statements.

                              DISCOVERY TOYS, INC.
              CONSOLIDATED STATEMENTS OF OPERATIONS (AS RESTATED)

                                                                                     PERIOD FROM
                                                                YEAR ENDED       JANUARY 15, 1999 TO
                                                             DECEMBER 31, 2000    DECEMBER 31, 1999
                                                             -----------------   -------------------
Sales......................................................     $40,131,000          $39,673,000
Cost of sales..............................................      24,190,000           23,407,000
                                                                -----------          -----------
Gross profit...............................................      15,941,000           16,266,000

OPERATING EXPENSES:
  Sales and marketing......................................       6,940,000            6,497,000
  General and administrative...............................       9,606,000            9,334,000
  Amortization of negative goodwill........................        (525,000)            (525,000)
                                                                -----------          -----------
Operating profit (loss)....................................         (80,000)             960,000
                                                                -----------          -----------
OTHER INCOME (EXPENSE):
  Interest income..........................................         436,000              206,000
  Interest expense.........................................        (480,000)            (424,000)
  Other income (expense), net..............................         457,000              (10,000)
                                                                -----------          -----------
                                                                    413,000             (228,000)
                                                                -----------          -----------
INCOME BEFORE INCOME TAXES.................................         333,000              732,000
INCOME TAX PROVISION.......................................           6,000                   --
                                                                -----------          -----------
NET INCOME.................................................     $   327,000          $   732,000
                                                                ===========          ===========

                See accompanying notes to financial statements.

                              DISCOVER TOYS, INC.
         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (AS RESTATED)

                                                      COMMON    PAID-IN     RETAINED
                                           SHARES     STOCK     CAPITAL     EARNINGS        TOTAL
                                          --------   --------   --------   -----------   -----------
Carry-over equity of minority
  shareholder at January 15, 1999.......   49,140    $ 5,000    $801,000   $        --   $   806,000

Transfer of common stock to Acquiror on
  January 15, 1999......................  442,260     44,000     (44,000)           --            --

Repurchase and retirement of common
  stock.................................   (4,914)        --      (1,000)           --        (1,000)

Net income..............................       --         --          --       732,000       732,000
                                          -------    -------    --------   -----------   -----------

Balance at December 31, 1999............  486,486     49,000     756,000       732,000     1,537,000

Issuance of common stock................    3,276         --       3,000            --         3,000

Repurchase and retirement of common
  stock.................................  (14,742)    (1,000)    (16,000)           --       (17,000)

Dividends...............................       --         --          --    (1,498,000)   (1,498,000)

Net income..............................       --         --          --       327,000       327,000
                                          -------    -------    --------   -----------   -----------

Balance at December 31, 2000............  475,020    $48,000    $743,000   $  (439,000)  $   352,000
                                          =======    =======    ========   ===========   ===========

                See accompanying notes to financial statements.

                              DISCOVERY TOYS, INC.
              CONSOLIDATED STATEMENTS OF CASH FLOWS (AS RESTATED)

                                                                                      PERIOD FROM
                                                                 YEAR ENDED       JANUARY 15, 1999 TO
                                                              DECEMBER 31, 2000    DECEMBER 31, 1999
                                                              -----------------   -------------------
Cash Flows From Operating Activities:
  Net income................................................     $   327,000          $   732,000
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation and amortization...........................         443,000              106,000
    Provision for doubtful accounts.........................         137,000               95,000
    Non cash expense for compensation.......................           3,000                   --
    Amortization of discount on note payable................         176,000              176,000
    Amortization of negative goodwill.......................        (525,000)            (525,000)
    Changes in:
      Accounts receivable...................................        (105,000)              25,000
      Inventory, net........................................        (234,000)             980,000
      Prepaid expenses and other current assets.............         281,000                9,000
      Deposits and other assets.............................           5,000                   --
      Accounts payable......................................          89,000              (26,000)
      Accrued expenses......................................         467,000            2,758,000
      Deferred revenues.....................................         907,000              774,000
                                                                 -----------          -----------
Net cash provided by operating activities...................       1,971,000            5,104,000
                                                                 -----------          -----------
Cash Flows From Investing Activities:
  Purchases of property and equipment.......................         (29,000)          (1,247,000)
                                                                 -----------          -----------
Net cash used in investing activities.......................         (29,000)          (1,247,000)
                                                                 -----------          -----------
Cash Flows From Financing Activities:
  Payment for repurchase of common stock....................         (17,000)              (1,000)
  Payment of common stock dividends.........................      (1,498,000)                  --
  Proceeds from line of credit..............................              --            1,250,000
                                                                 -----------          -----------
Net cash (used in) provided by financing activities.........      (1,515,000)           1,249,000
                                                                 -----------          -----------
Net Increase In Cash........................................         427,000            5,106,000

Cash At Beginning Of Year...................................      10,500,000            5,394,000
                                                                 -----------          -----------
Cash At End Of Year.........................................     $10,927,000          $10,500,000
                                                                 ===========          ===========
Supplemental Disclosures
  Cash paid during the year for:
    Interest................................................     $   285,000          $    79,000
    Income taxes............................................     $     4,000          $     5,000
                                                                 ===========          ===========

                See accompanying notes to financial statements.

                              DISCOVERY TOYS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    THE COMPANY--Discovery Toys, Inc. (the "Company"), is a California corporation and a multi-level marketer of approximately 200 products including toys, games, books, and software through a network of approximately 30,000 independent educational consultants in the United States and Canada. Lane Nemeth, a former daycare director, who recognized the need for high quality educational toys in the market place, founded the Company in 1978. The Company's principal offices are located in Livermore, California, and its geographic markets primarily encompass the United States and Canada.

    The Company uses a sales force of independent sales representatives to distribute products directly to consumers. This technique uses catalogs developed by the Company and live product demonstrations given at hostess parties to promote product sales. The Company uses a multi-level marketing plan to provide career opportunities to parents and others who are recruited as educational consultants while providing them the flexibility of being an independent sales representative.

    Products are developed and designed in-house or sourced from an independent designer or vendor. Product is sourced domestically as well as from Asia and Europe. Products are tested to ensure educational quality, play value, durability and safety. Products are also categorized by age level with a focus to grow a child's natural interests, developmental level, and evolving learning style.

    Products are distributed from the Company's highly automated warehouse facility in Livermore, California. Orders from educational consultants are received via phone, fax, mail and internet, fulfilled from inventory by its automated line, and shipped to the educational consultants or party hostess for final distribution to the consumer.

    Prior to January 15, 1999, the Company was a wholly owned subsidiary of Avon Products, Inc. ("Avon"). On January 15, 1999, in accordance with the terms of a Stock Transfer Agreement, Avon transferred 90% of the outstanding stock of the Company to a new shareholder group. No consideration was paid in connection with the transfer. Immediately prior to the transfer, Avon contributed $3.8 million in additional working capital to the Company, forgave $6.9 million in inter-company debt, and provided financing to the Company in the amount of $3.5 million (Note 5).

    As a result of the significant change of ownership that occurred on January 15, 1999, a new basis of accounting was established. Accordingly, the estimated fair values of assets acquired and liabilities assumed were recorded as follows (in millions):

Estimated fair value of net tangible assets acquired........   $ 7.4
Less: consideration paid....................................    (0.0)
                                                               -----
Excess of estimated fair value of assets acquired over
  purchase consideration....................................   $ 7.4
                                                               =====

Reduction in recorded value of long-lived assets (fixed
  assets)...................................................   $ 2.1
Negative goodwill...........................................     5.3
                                                               -----
                                                               $ 7.4
                                                               =====

    Negative goodwill is being amortized using the straight-line method over a 10-year life.

    Separate audited financial statements were not prepared in accordance with generally accepted accounting principles for the Company during the period it was wholly owned by Avon. Thus, predecessor financial data is not presented in these financial statements as such data could not now be provided without unreasonable effort and expense.

                              DISCOVERY TOYS, INC.

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) MANAGEMENT'S USE OF ESTIMATES AND ASSUMPTIONS--The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, and such differences could be material and affect the results of operations reported in future periods.

    PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION--The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Discovery Toys--Canada. All material inter-company accounts and transactions have been eliminated in consolidation.

    The Company uses a calendar year-end for financial reporting periods.

    CURRENCY TRANSLATION--The Company uses the U.S. dollar as its functional currency. Foreign currency assets and liabilities are re-measured into the U.S. dollar functional currency using end-of-period exchange rates for monetary assets and liabilities and historical exchange rates for non-monetary assets and liabilities. Gains and losses from remeasurement of monetary assets and liabilities are included in net earnings. Foreign currency revenues and expenses are remeasured at average exchange rates in effect during each period.

    REVENUE RECOGNITION--Revenue from product sales is recognized upon shipment, which is when legal title and risk of loss are transferred to the Company's independent sales consultants.

    The Company's independent sales consultants have limited rights to return product orders, and the Company records provisions for estimated returns and warranty costs at the time revenue is recognized based on historical experience. Actual returns were not significant during 1999 or 2000.

    The Company maintains an incentive bonus plan in which all independent consultants participate. Under the plan, consultants earn awards based on team sales performance and other benchmarks. Awards are determined and accrued for on a monthly basis, and are reflected as a reduction of revenues in the period the awards are earned. Awards under the incentive bonus plan were $7,545,000 and $7,577,000 for 2000 and 1999, respectively.

    The Company provides coupons to buyers of its products and hostess volunteers that can be used towards the purchase of Company products. When coupons are provided in conjunction with the sale of products, the Company allocates the sales proceeds between the fair values of the products and the value of the coupon based on estimated redemption rates. Amounts attributable to the value of the coupon are deferred until the earlier of redemption of the coupon or expiration occurs. When coupons are provided as incentives to hostess volunteers, the Company accrues the value of the coupon based on estimated redemption rates as a sales and marketing expense.

    SHIPPING AND HANDLING COSTS--In October 2000, the Emerging Issues Task Force issued EITF 00-10, "Accounting for Shipping and Handling Revenues and Costs", which requires fees billed to customers associated with shipping and handling to be classified as revenue, and costs associated with shipping and handling to be either classified as cost of sales or disclosed in the notes to the financial statements. The Company records shipping and handling fees billed to customers as revenue included in net sales. Costs associated with shipping and handling activities are comprised of outbound freight and associated direct labor costs, and are recorded in cost of goods sold.

                              DISCOVERY TOYS, INC.

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) SEASONALITY--The Company operates within a highly seasonal industry whereby approximately 50% of its sales are earned during the months of October through December.

    INVENTORY--Inventory primarily includes finished products purchased from contract manufacturers and is stated at the lower of weighted average cost or market.

    PROPERTY AND EQUIPMENT--Property and equipment are stated at historical cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets ranging from three to five years.

    FAIR VALUE OF FINANCIAL INSTRUMENTS--The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. The estimated fair value of the Company's note payable was approximately 87% of par or $2,569,000 at December 31, 2000. The estimated fair value of all other financial instruments at December 31, 2000 approximated cost.

    IMPAIRMENT OF LONG-LIVED ASSETS--In the event that facts and circumstances indicate that the cost of assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down is required. If required, the write-down would be determined based on the excess of the cost over the fair value of the asset.

    SEGMENTS--The Company has adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for reporting financial and descriptive information about an enterprise's operating segments in its annual financial statements and selected segment information in its interim financial reports. Reclassification of comparative financial statements or financial information for earlier periods is required upon adoption of SFAS No. 131. The Company operates in one industry segment, the marketing and sale of educational products, and, in accordance with SFAS
No. 131, only enterprise wide disclosures have been provided. See Note 12 of Notes to Consolidated Financial Statements.

    RECLASSIFICATIONS--Certain prior year amounts have been reclassified to conform with the current year's presentation.

2.  RESTATEMENT

    In connection with the business combination discussed in Note 15, certain amounts reported on the Company's previously issued financial statements as of and for the periods ended December 31, 2000 and 1999 have been restated or reclassified in order to conform to accounting principles generally

                              DISCOVERY TOYS, INC.

2.  RESTATEMENT (CONTINUED)
accepted in the United States and accounting principles required by the Securities and Exchange Commission. These restatements and reclassifications are summarized as follows:

                                                              STOCKHOLDERS'      NET
                                                                 EQUITY        INCOME
                                                              -------------   ---------
December 31, 1999--as previously reported...................   $7,500,000     $ 335,000

  Recapitalization of original acquisition from Avon
    Products, Inc...........................................   (6,190,000)           --
  Elimination of pre-acquisition activities (from
    January 1, 1999 through January 14, 1999)...............           --       170,000
  Reduction of depreciation expense related to
    recapitalization........................................      300,000       300,000
  Amortization of negative goodwill.........................      525,000       525,000
  Deferral of revenue under merchandising and promotion
    agreement...............................................     (484,000)     (484,000)
  Amortization of note payable discount.....................     (176,000)     (176,000)
  Reduction of income tax expense...........................       62,000        62,000
                                                               ----------     ---------
December 31, 1999--as restated..............................   $1,537,000     $ 732,000
                                                               ==========     =========
December 31, 2000--as previously reported...................   $6,156,000     $ 171,000

  Adjustments carried over from 1999........................   (5,963,000)           --
  Reduction of depreciation expense related to
    recapitalization........................................      300,000       300,000
  Amortization of negative goodwill.........................      525,000       525,000
  Deferral of revenue under merchandising and promotion
    agreement...............................................     (203,000)     (203,000)
  Accrued compensation and related expenses.................     (225,000)     (225,000)
  Amortization of note payable discount.....................     (176,000)     (176,000)
  Other.....................................................      (62,000)      (65,000)
                                                               ----------     ---------
December 31, 2000--as restated..............................   $  352,000     $ 327,000
                                                               ==========     =========

    RECLASSIFICATIONS

    Certain reclassifications to previously reported 1999 and 2000 amounts have been made in order to conform to accounting principles required by the Securities and Exchange Commission, to conform with the presentation of financial statements to be filed for subsequent periods and as a result of certain restated amounts. Significant reclassifications are as follows:

       Additional revenues of $9,626,000 and $9,398,000, and additional cost of sales of $10,334,000 and $9,705,000 for the periods ended December 31, 2000 and 1999, respectively, for certain sales activities including shipping and handling revenues and costs, previously reported on a net basis as a component of operating expenses.

       Management elected early adoption of EITF Issue No. 00-25, VENDOR INCOME STATEMENT CHARACTERIZATION OF CONSIDERATION PAID TO A RESELLER OF THE VENDOR'S PRODUCTS. As a result, a reduction of revenues of $7,545,000 and $7,577,000 was recorded for the periods ended December 31, 2000 and 1999, respectively, for awards paid to independent consultants under the Company's incentive bonus program. Such payments were previously reflected as a component of operating expenses.

                              DISCOVERY TOYS, INC.

2.  RESTATEMENT (CONTINUED)
       An increase in general and administrative expenses of $492,000 and $396,000 for the periods ended December 31, 2000 and 1999, respectively, for management fees that were previously reflected in other income (expense).

3.  BALANCE SHEET COMPONENTS:

                                                            DECEMBER 31,
                                                       -----------------------
                                                          2000         1999
                                                       ----------   ----------
ACCOUNTS RECEIVABLE, NET:
Accounts receivable..................................  $  846,000   $  741,000
Allowance for doubtful accounts and sales returns....     411,000      274,000
                                                       ----------   ----------
    Net accounts receivable..........................  $  435,000   $  467,000
                                                       ==========   ==========
INVENTORY:
Finished goods.......................................  $3,855,000   $3,590,000
Supplies.............................................     224,000      255,000
                                                       ----------   ----------
    Net inventory....................................  $4,079,000   $3,845,000
                                                       ==========   ==========
PROPERTY AND EQUIPMENT, NET:
Machinery and equipment..............................  $  403,000   $  394,000
Computer equipment and software......................   1,455,000    1,435,000
Leasehold improvements...............................      34,000       34,000
                                                       ----------   ----------
Total property and equipment.........................   1,892,000    1,863,000
Less accumulated depreciation........................    (924,000)    (481,000)
                                                       ----------   ----------
  Net property and equipment.........................  $  968,000   $1,382,000
                                                       ==========   ==========
ACCRUED LIABILITIES:
Accrued compensation--sales consultants..............  $1,842,000   $1,645,000
Accrued compensation and related expenses............     629,000      270,000
Sales and use taxes payable..........................     414,000      587,000
Deferred revenues, current portion...................     393,000      194,000
Other................................................   1,319,000    1,603,000
                                                       ----------   ----------
    Total accrued liabilities........................  $4,597,000   $4,299,000
                                                       ==========   ==========

4.  BANK LINE OF CREDIT

    In 1999, the Company entered into a line of credit arrangement with a bank providing for advances up to $5,000,000. Outstanding advances may not exceed specified percentages of eligible accounts receivable and inventory as defined in the agreement. Outstanding borrowings bear interest at a variable rate, which is generally related to the bank's borrowing rate plus 2%. The line of credit expires in May 2002 and requires that certain covenants be met. The Company was in compliance with all covenants at December 31, 2000. Borrowings under the line of credit are secured by substantially all of the assets of the Company. At December 31, 2000 and 1999 outstanding borrowings were $1,250,000 and the effective interest rates were 11% and 10%, respectively.

                              DISCOVERY TOYS, INC.

5.  NOTE PAYABLE

    On January 15, 1999, in accordance with the Avon Stock Transfer Agreement, the Company received $3,500,000 in exchange for an unsecured note payable to Avon due on January 15, 2006. The note bears interest at 4.64% per annum payable at maturity. The Company determined that the market rate of interest at which it could borrow similar funds was approximately 10.75% per annum at January 15, 1999. As a result, the note payable was recorded net of a discount of $1,227,000 that will be amortized into interest expense over the life of the note. At December 31, 1999, the note payable balance of $2,605,000 includes a remaining unamortized discount on the note of $1,051,000 and accrued interest payable of $156,000. At December 31, 2000, the note payable balance of $2,950,000 includes a remaining unamortized discount on the note of $875,000 and accrued interest payable of $325,000.

6.  EQUITY TRANSACTIONS

    In January 1999, the purchasers of Discovery Toys resold 226,044 shares of newly acquired Common Stock to certain key employees for nominal consideration. Of these shares, 24,570 shares sold to one employee were subject to vesting restrictions that lapsed on June 30, 1999, and the remaining 201,474 shares were fully vested. The Company's stock was deemed by the Company to have no value at the time of the transfer, and the Company did not record compensation expense as a result of the transfer.

    In October 1999, the Company repurchased 4,914 shares of Common Stock from a former employee at the stock's deemed fair value of approximately $1,000.

    In January 2000, the Company issued a total of 3,276 fully vested shares of Common Stock to two employees for consideration of $1 per employee. The Company recorded $3,000 in compensation expense as a result of these transactions.

    In June 2000, the Company repurchased 14,742 shares of Common Stock from a former employee at the stock's deemed fair value of $17,000.

    In February, July and November 2000, the Company paid dividends totaling $1,498,000 to holders of its Common Stock.

7.  OPERATING LEASES

    The Company leases its office facilities under the terms of an operating lease, which calls for monthly lease payments of $62,000 through February 2004. Subsequent monthly lease payments will be adjusted to market rates as determined in accordance with the lease terms. The lease expires in February 2014. Rental expense totaled $756,000 and $762,000 in 2000 and 1999, respectively.

    The Company leases certain other vehicles and equipment used in its operations under non-cancelable operating lease agreements expiring from 2000 through 2003. The leases generally provide that the Company pays taxes, insurance, maintenance and certain other operating expenses. Vehicle and equipment rental expenses totaled $94,000 and $96,000 in 2000 and 1999, respectively.

                              DISCOVERY TOYS, INC.

7.  OPERATING LEASES (CONTINUED)
    Future minimum lease payments for non-cancelable operating leases at December 31, 2000 are as follows:

2001........................................................  $  787,000
2002........................................................     777,000
2003........................................................     766,000
2004........................................................     739,000
2005........................................................     739,000
Thereafter..................................................   6,036,000
                                                              ----------
                                                              $9,844,000
                                                              ==========

8.  CONCENTRATION OF CREDIT RISK

    Financial instruments, which subject the Company to concentrations of credit risk, consist primarily of amounts receivable from independent sales consultants. The Company extends credit in the normal course of business to its independent sales consultants and performs credit evaluations of financial condition as deemed necessary. Generally, no collateral is required from its independent sales consultants. Credit losses, if any, have been within management's expectations and are provided for in the financial statements.

    The Company maintains demand deposits with financial institutions with credit risk, in the normal course of business, to meet their operating needs. The Company's credit risk lies with the exposure to loss of uninsured demand deposits in the event of nonperformance by these financial institutions. At December 31, 2000, balances on deposit with financial institutions exceeded federally insured limits by $11,893,000.

9.  MERCHANDISING AND PROMOTION AGREEMENT

    The Company entered into a merchandising and promotion agreement effective November 1, 1999 with a prominent internet retailer. The original term of the agreement is 62 months. The Company received payments of $1,000,000 in 1999 and $1,500,000 in 2000 per the terms of the agreement. Due to recent financial difficulties faced by the internet retailer, the Company does not expect to receive a remaining payment of $500,000 due in November 2001 under this agreement. The Company is recognizing revenue under the agreement on a pro rata basis over the remaining life of the agreement from the dates the individual payments are received. Other income of $394,000 and $32,000 was recognized in 2000 and 1999, respectively. At December 31 2000 and 1999, the Company had recorded deferred revenue of $2,074,000 and $968,000, respectively under the agreement.

                              DISCOVERY TOYS, INC.

10.  INCOME TAXES

    Income before income taxes consisted of the following:

                                                            2000       1999
                                                          --------   --------
United States...........................................  $161,000   $548,000
Foreign.................................................   172,000    184,000
                                                          --------   --------
  Total.................................................  $333,000   $732,000
                                                          ========   ========

    The income tax provision consists of the following:

                                                                2000       1999
                                                              --------   --------
Current:
  State.....................................................   $6,000     $   --
  Canadian..................................................       --         --
                                                               ------     ------
Total current...............................................    6,000         --
                                                               ======     ======
Deferred:
  Federal...................................................       --         --
                                                               ------     ------
Total deferred..............................................       --         --
                                                               ------     ------
Total.......................................................   $6,000     $   --
                                                               ======     ======

    The following table reconciles the federal statutory tax rate to the effective tax rate of the provision for income taxes:

                                                                2000       1999
                                                              --------   --------
Federal statutory income tax rate...........................    34.0%      34.0%
State income taxes..........................................     1.8         --
Amortization of goodwill....................................   (53.6)     (24.4)
Change in valuation allowance...............................     5.9      (17.8)
Amortization of discount and other..........................    13.7        8.2
                                                               -----      -----
Effective tax rate..........................................     1.8%       0.0%
                                                               =====      =====

    Deferred tax assets and liabilities are summarized as follows:

                                              DECEMBER 31, 2000   DECEMBER 31, 1999
                                              -----------------   -----------------
Net operating loss carryforwards............     $   761,000         $   465,000
Accrued compensation and accrued vacation...         173,000                  --
Deferred revenue............................         429,000             387,000
Accumulated depreciation and amortization...         162,000             686,000
Reserves....................................         322,000             400,000
Capitalized overhead-inventory..............         124,000             196,000
Incentive commitments.......................         343,000             238,000
Valuation allowance.........................      (2,314,000)         (2,372,000)
                                                 -----------         -----------
Total.......................................     $        --         $        --
                                                 ===========         ===========

                              DISCOVERY TOYS, INC.

10.  INCOME TAXES (CONTINUED)
    The Company's net operating loss carryforwards included as a deferred tax asset above are approximately $1.9 million and $1.1 million for 2000 and 1999, respectively. These operating loss carryforwards will expire between 2019 and 2020 if not utilized. For federal and state tax purposes, a portion of the Company's net operating loss carryforwards may be subject to certain limitations on utilization in case of change in ownership as defined by federal and state tax law.

    Deferred income taxes reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their bases for financial reporting purposes. In addition, future tax benefits, such as net operating loss carryforwards, are recognized to the extent that realization of such benefits is more likely than not. The Company has assessed its ability to realize future tax benefits, and concluded that as a result of its history of losses, it is more likely than not, that such benefits will not be realized. Accordingly, the Company has recorded a full valuation allowance against its deferred tax assets.

11.  RELATED PARTY TRANSACTIONS

    The Company has management consulting services agreements with two separate companies, each of which has common ownership with Discovery Toys. Pursuant to the terms of the first agreement, the Company pays annual management fees of $225,000. The Company had accrued unpaid fees under this agreement of $225,000 on both December 31, 2000 and 1999. Pursuant to the terms of the second agreement, the Company incurred management fee expenses of $492,000 and $396,000 in 2000 and 1999, respectively. These agreements may be extended or terminated at will.

    The Company receives management services from a member of its Board of Directors who is also a shareholder, and pays annual fees of $75,000 for these services.

12.  REVENUES BY PRODUCT AREA AND GEOGRAPHIC AREA

    REVENUES BY PRODUCT FAMILIES--The Company markets and sells educational toys and other educational products within one industry segment. No one customer accounted for more than 10% of the Company's consolidated annual revenues in fiscal 1999 or 2000.

    A summary of the Company's revenues by product is as follows:

                                                        2000          1999
                                                     -----------   -----------
Revenues:
  Educational toys.................................  $34,982,000   $33,008,000
  Books............................................    3,630,000     5,117,000
  Educational software.............................    1,400,000     1,775,000
  Shipping revenues................................    6,338,000     6,196,000
  Independent sales consultant commissions.........   (7,545,000)   (7,577,000)
  Other............................................    1,326,000     1,154,000
                                                     -----------   -----------
  Total............................................  $40,131,000   $39,673,000
                                                     ===========   ===========

    GEOGRAPHIC INFORMATION--Revenues from sales outside the United States amounted to 4.5% and 5.2% of total revenues for 2000 and 1999, respectively. Foreign revenues were primarily generated from

                              DISCOVERY TOYS, INC.

12. REVENUES BY PRODUCT AREA AND GEOGRAPHIC AREA (CONTINUED) customers in Canada. The Company had identifiable assets used in connection with foreign operations of approximately $31,000 and $71,000 as of December 31, 2000 and 1999, respectively.

13.  RETIREMENT PLAN

    The Company sponsors a 401(k) salary deferral plan ("401(k) Plan") covering substantially all employees of the Company. Contributions to the 401(k) Plan are in the form of employee salary deferral contributions, which may be matched by the Company up to a specific limit. The 401(k) Plan also provides for discretionary profit sharing contributions as determined on an annual basis at the discretion of the Company's Board of Directors. The Company's expense incurred during 2000 in connection with the 401(k) Plan was $14,000. The Company made $27,000 in matching contributions to the 401(k) Plan in 2000 and no profit sharing contributions.

14.  VALUATION AND QUALIFYING ACCOUNTS

                                                   BALANCE AT                DEDUCTIONS   BALANCE AT
                                                   BEGINNING    CHARGED TO   AND WRITE-     END OF
                                                   OF PERIOD     EXPENSE        OFFS        PERIOD
                                                   ----------   ----------   ----------   ----------
YEAR ENDED DECEMBER 31, 2000:
Allowance for doubtful accounts and sales
  returns........................................  $  274,000    $360,000     $223,000    $  411,000
Deferred tax asset valuation
  Allowance......................................  $2,372,000    $     --     $ 58,000    $2,314,000

PERIOD ENDED DECEMBER 31, 1999:
Allowance for doubtful accounts and sales
  returns........................................  $  362,000    $278,000     $366,000    $  274,000
Deferred tax asset valuation
  Allowance......................................  $1,989,000    $383,000     $     --    $2,372,000

15.  SUBSEQUENT EVENT

    On July 18, 2001, dreamlife, inc. ("dreamlife") acquired all of the outstanding capital stock of the Company pursuant to a Stock Purchase Agreement dated as of July 18, 2001, by and among dreamlife, the Company and the holders of all of the issued and outstanding capital stock of the Company (the "Discovery Toys Stockholders"). The Company will operate as a wholly owned subsidiary of dreamlife. Pursuant to the Stock Purchase Agreement, dreamlife issued an aggregate of 33,772,143 shares of common stock to the stockholders of the Company in exchange for all of the issued and outstanding shares of capital stock of the Company. The consideration paid by dreamlife for the acquisition of the Company was determined through arms-length negotiation by the management of dreamlife and the majority stockholders of the Company. Subsequent to the acquisition, the Company's Stockholders hold a majority of the voting interests in dreamlife. As dreamlife, inc. is a public shell, the transaction will be accounted for as a recapitalization of the Company.

                               ATTACHMENT 7(A)(2)
                              DISCOVERY TOYS, INC.
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
Financial Statements:

  Consolidated Balance Sheet as of June 30, 2001
    (Unaudited).............................................      B-1

  Consolidated Statements of Operations for the six month
    periods ended June 30, 2001 and 2000 (Unaudited)........      B-2

  Consolidated Statements of Stockholders' Equity for the
    six months ended June 30, 2001 (Unaudited)..............      B-3

  Consolidated Statements of Cash Flows for the six month
    periods ended June 30, 2001 and 2000 (Unaudited)........      B-4

  Notes to Consolidated Financial Statements................  B-5-B-7

                              DISCOVERY TOYS, INC.
                     CONSOLIDATED BALANCE SHEET (UNAUDITED)

                                                              JUNE 30, 2001
                                                              -------------
ASSETS
Current assets:
Cash........................................................   $   545,000
Accounts receivable, net....................................       808,000
Inventory...................................................     4,348,000
Prepaid expenses and other current assets...................     1,079,000
                                                               -----------
Total current assets........................................     6,780,000
                                                               -----------
Property and equipment, net.................................       882,000
Other assets................................................        51,000
                                                               -----------
Total assets................................................   $ 7,713,000
                                                               ===========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts payable............................................   $ 1,215,000
Accrued liabilities.........................................     2,951,000
  Line of credit............................................     1,553,000
                                                               -----------
Total current liabilities...................................     5,719,000
                                                               -----------
Note payable................................................     3,123,000
Negative goodwill...........................................     3,937,000
                                                               -----------
                                                                12,779,000
                                                               -----------
Commitments
Stockholders' equity (deficit):
Common stock, $0.10 par value; 491,400 shares authorized,
  425,880 issued and outstanding............................        43,000
Paid-in capital (deficit)...................................    (5,109,000)
Retained earnings (deficit).................................            --
                                                               -----------
Total stockholders' equity (deficit)........................    (5,066,000)
                                                               -----------
Total liabilities and stockholders' equity (deficit)........   $ 7,713,000
                                                               ===========

                See accompanying notes to financial statements.

                              DISCOVERY TOYS, INC.
               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                                    SIX MONTHS ENDED
                                                              -----------------------------
                                                              JUNE 30, 2001   JUNE 30, 2000
                                                              -------------   -------------
Sales.......................................................   $14,677,000     $13,606,000
Cost of sales...............................................     8,816,000       8,710,000
                                                               -----------     -----------
Gross profit................................................     5,861,000       4,896,000
                                                               -----------     -----------
OPERATING EXPENSES:
  Sales and marketing.......................................     2,649,000       2,378,000
  General and administrative................................     4,707,000       4,603,000
  Amortization of negative goodwill.........................      (262,000)       (262,000)
                                                               -----------     -----------
Operating (loss)............................................    (1,233,000)     (1,823,000)
                                                               -----------     -----------
OTHER INCOME (EXPENSE):
  Interest income...........................................       162,000         219,000
  Interest expense..........................................      (454,000)       (316,000)
  Other income, net.........................................     2,056,000         298,000
                                                               -----------     -----------
                                                                 1,764,000         201,000
INCOME (LOSS) BEFORE INCOME TAXES...........................       531,000      (1,622,000)
INCOME TAX PROVISION (BENEFIT)..............................        (7,000)             --
                                                               -----------     -----------
NET INCOME (LOSS)...........................................   $   538,000     $(1,622,000)
                                                               ===========     ===========

                See accompanying notes to financial statements.

                              DISCOVERY TOYS, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                     COMMON      PAID-IN     RETAINED
                                          SHARES     STOCK       CAPITAL     EARNINGS       TOTAL
                                         --------   --------   -----------   ---------   -----------
Balance at December 31, 2000...........  475,020    $48,000    $   743,000   $(439,000)  $   352,000
Repurchase of common stock--Avon.......  (49,140)    (5,000)    (1,451,000)         --    (1,456,000)
Dividends..............................       --         --     (4,401,000)    (99,000)   (4,500,000)
Net income.............................       --         --             --     538,000       538,000
                                         -------    -------    -----------   ---------   -----------
Balance at June 30, 2001...............  425,880    $43,000    $(5,109,000)  $      --   $(5,066,000)
                                         =======    =======    ===========   =========   ===========

                See accompanying notes to financial statements.

                              DISCOVERY TOYS, INC.
               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                              SIX MONTHS ENDED   SIX MONTHS ENDED
                                                               JUNE 30, 2001      JUNE 30, 2000
                                                              ----------------   ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)...........................................    $    538,000       $(1,622,000)
  Adjustments to reconcile net income to net cash provided
    by (used in) operating activities:
    Depreciation and amortization...........................         222,000           230,000
    Provision for doubtful accounts.........................          28,000            23,000
    Amortization of negative goodwill.......................        (262,000)         (262,000)
    Amortization of discount on note payable................         173,000           173,000
    Changes in:
      Accounts receivable...................................        (401,000)          268,000
      Inventory, net........................................        (269,000)          476,000
      Prepaid expenses and other current assets.............        (716,000)         (239,000)
      Deposits and other assets.............................           1,000             3,000
      Accounts payable......................................        (580,000)         (772,000)
      Accrued expenses......................................      (1,646,000)       (1,061,000)
      Deferred revenues.....................................      (1,681,000)          603,000
      Other.................................................              --           (28,000)
                                                                ------------       -----------
Net cash provided by (used in) operating activities.........      (4,593,000)       (2,208,000)
                                                                ------------       -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from disposal of property and equipment..........              --                --
  Purchases of property and equipment.......................        (136,000)          (14,000)
                                                                ------------       -----------
Net cash used in investing activities.......................        (136,000)          (14,000)
                                                                ------------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment of dividends......................................      (4,500,000)         (500,000)
  Proceeds from line of credit..............................         303,000                --
  Payments for repurchase of shares.........................      (1,456,000)          (17,000)
                                                                ------------       -----------
Net cash (used in) provided by financing activities.........      (5,653,000)         (517,000)
                                                                ------------       -----------
NET INCREASE (DECREASE) IN CASH.............................     (10,382,000)       (2,739,000)

CASH AT BEGINNING OF PERIOD.................................      10,927,000        10,500,000
                                                                ------------       -----------
CASH AT END OF PERIOD.......................................    $    545,000       $ 7,761,000
                                                                ============       ===========
SUPPLEMENTAL DISCLOSURES
  Cash paid during the year for:
    Interest................................................    $     63,000       $    66,000
    Income taxes............................................           5,000                --
                                                                ============       ===========

                See accompanying notes to financial statements.

                              DISCOVERY TOYS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION

    The accompanying consolidated financial statements of Discovery Toys, Inc. include the accounts of Discovery Toys, Inc. (a California corporation) and its wholly-owned subsidiary (together, the "Company") and have been prepared pursuant to the rules of the Securities and Exchange Commission for Quarterly reports on Form 10-Q and do not include all of the information and footnotes required by generally accepted accounting principles in the United States of America. These statements should be read in conjunction with the Company's audited financial statements and notes thereto for the year ended December 31, 2000 included in the accompanying Form 8-K/A.

    In the opinion of management, all adjustments considered necessary for a fair presentation have been included consisting only of normal recurring accruals. Operating results for the six-month period ended June 30, 2001 are not necessarily indicative of the results that may be expected for the year ended December 31, 2001.

    Certain reclassifications have been made to the prior period presentations in order to conform to the current presentation.

2.  DREAMLIFE INC. REVERSE ACQUISITION

    On July 18, 2001, dreamlife, inc. ("dreamlife") acquired all of the outstanding capital stock of the Company pursuant to a Stock Purchase Agreement dated as of July 18, 2001, by and among dreamlife, the Company and the holders of all of the issued and outstanding capital stock of the Company (the "Discovery Toys Stockholders"). The Company will operate as a wholly owned subsidiary of dreamlife. Pursuant to the Stock Purchase Agreement, dreamlife issued an aggregate of 33,772,143 shares of common stock to the stockholders of the Company in exchange for all of the issued and outstanding shares of capital stock of the Company. The consideration paid by dreamlife for the acquisition of the Company was determined through arms-length negotiation by the management of dreamlife and the majority stockholders of the Company. Subsequent to the acquisition, the Company's Stockholders hold a majority of the voting interests in dreamlife. As dreamlife, inc. is a public shell, the transaction is accounted for as a recapitalization of the Company. Accordingly, the pro forma disclosures required by APB No. 16 are not presented.

3.  RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    In July 2001, the FASB issued Statement No. 141, "Business Combinations", and Statement No. 142, "Goodwill and Other Intangible Assets". Statement 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001 as well as all purchase method business combinations completed after June 30, 2001. Statement 141 also specifies criteria that intangible assets acquired in a purchase method business combination must meet to be recognized and reported apart from goodwill, noting that any purchase price allocable to an assembled workforce may not be accounted for separately. Statement 142 will require that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of Statement 142. Statement 142 will also require that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.

    The Company has adopted the provisions of Statement 141 as of July 1, 2001 and will adopt Statement 142 effective January 1, 2002. When Statement 142 is adopted, remaining unamortized

                              DISCOVERY TOYS, INC.

3. RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (CONTINUED) negative goodwill must be written off as the cumulative effect of a change in accounting principle. As a result, the Company expects to record a benefit of approximately $3.7 million on January 1, 2002 resulting from the write-off of negative goodwill. The Company does not believe there will be any additional impact from the implementation of these statements on the Company's financial statements.

    In August 2001, the FASB also issued Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement, which is effective for fiscal years beginning after December 15, 2001, addresses financial accounting and reporting for the impairment of long-lived assets, excluding goodwill and intangible assets, to be held and used or disposed of. The Company does not expect the implementation of this standard to have a significant effect on its results of operations or financial condition.

4.  INVENTORY

INVENTORY:
Finished goods..............................................  $4,020,000
Supplies....................................................     328,000
                                                              ----------
                                                              $4,348,000
                                                              ==========

5.  BORROWINGS

    In June 2001, the Company amended its line of credit agreement to extend the maturity date of the agreement to May 2003 and increase the amount which can be borrowed by $1,250,000 from June 2001 through December 2001.

    In June 2001, the Company amended its note payable agreement with Avon to accelerate the maturity date of the note. Under the amended note agreement, principle and related accrued interest will be due in June 2003. The remaining unamortized discount on the note payable at June 30, 2001 of $787,000 will be amortized into interest expense over the remaining term of the note.

    The line of credit agreement and the Avon note contain restrictions that prohibit Discovery Toys from making advances to the dreamlife entity to cover its corporate overhead and operating expenses.

6.  EQUITY TRANSACTIONS

    On June 28, 2001, the Company redeemed the shares of its common stock held by Avon Products, Inc. in exchange for $1,456,000.

    On June 29, 2001, the Company made a cash distribution to holders of the Company's common stock in the aggregate amount of $4,500,000.

7.  MERCHANDISING AND PROMOTION AGREEEMENT

    The Company entered into a merchandising and promotion agreement effective November 1, 1999 with an internet retailer. The original term of the agreement was 62 months. The Company received payments of $1,000,000 in 1999 and $1,500,000 in 2000 per the terms of the agreement. In 2001, the agreement was terminated as a result of the bankruptcy of the internet retailer. As a result, the

                              DISCOVERY TOYS, INC.

7. MERCHANDISING AND PROMOTION AGREEEMENT (CONTINUED) remaining unearned revenue of $2,074,000 was recognized as other income during the quarter ended March 31, 2001.

                                ATTACHMENT 7(B)
                    DREAMLIFE, INC. AND DISCOVERY TOYS, INC.
    INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
Description of the Transaction..............................  C-1

Unaudited Pro Forma Condensed Consolidated Balance Sheet as
  of June 30, 2001..........................................  C-2

Unaudited Pro Forma Condensed Consolidated Statements of
  Operations for the Six Months Ended June 30, 2001 and the
  Year Ended December 31, 2000..............................  C-3

                              UNAUDITED PRO FORMA
              CONSOLIDATED FINANCIAL STATEMENTS OF DREAMLIFE, INC.
                            AND DISCOVERY TOYS, INC.

    Effective July 18, 2001, the shareholders of Discovery Toys, Inc. ("Discovery Toys") gained control of dreamlife, inc. ("dreamlife") pursuant to a reverse merger resulting from a Stock Purchase Agreement dated July 18, 2001 (the "Purchase Agreement"). Pursuant to the Stock Purchase Agreement, dreamlife issued an aggregate of 33,772,143 shares of common stock to the stockholders of Discovery Toys in exchange for all of the issued and outstanding shares of capital stock of Discovery Toys. The consideration paid by dreamlife for the acquisition of Discovery Toys was determined through arms-length negotiation by the management of dreamlife and the majority stockholders of Discovery Toys.

    Subsequent to the acquisition, the Discovery Toys Stockholders hold a majority of the voting interests in dreamlife. Accordingly, this transaction will be treated as a reverse acquisition under which, for accounting purposes, Discovery Toys is deemed to be the acquiring entity and dreamlife is deemed to be the acquired entity. Under these accounting principles the post-merger dreamlife financial statements represent Discovery Toys on a historical basis consolidated with the results of operations of post-merger dreamlife from the effective date of the merger. Because dreamlife is effectively a non- operating public shell, the merger has been treated as a recapitalization of Discovery Toys, with no goodwill recorded.

    The unaudited pro forma condensed financial statements of Discovery Toys are based upon the historical financial statements of Discovery Toys and dreamlife, after giving effect to their merger. These unaudited pro forma condensed financial statements are not necessarily indicative of the financial position and results of operations that would have been attained had the transactions actually taken place at the date indicated and do not purport to be indicative of the effects that may be expected to occur in the future.

    The accompanying unaudited pro forma condensed financial statements illustrate the acquisition's effect on Discovery Toy's financial position and results of operations. The unaudited pro forma condensed combined balance sheet as of June 30, 2001 is based on the historical balance sheets of Discovery Toys and dreamlife and assumes the merger took place on that date. The unaudited pro forma condensed statements of operations for the six months ended June 30, 2001 and the year ended December 31, 2000 are based on the historical statements of operations of Discovery Toys adjusted to include certain historic dreamlife expenses of $1.2 million per year expected to continue subsequent to the merger. These expenses relate to existing dreamlife facilities and equipment to be used by the combined entity and dreamlife personnel that will continue to be employed by the combined entity. As there are no continuing operations of dreamlife on a pro forma basis, the pro forma financial statements do not include dreamlife's historical results of operations except for the expenses noted above.

                    DREAMLIFE, INC. AND DISCOVERY TOYS, INC.
           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

                                                                                              PRO FORMA
                                                            DISCOVERY TOYS     DREAMLIFE     ADJUSTMENTS         DREAMLIFE
                                                            JUNE 30, 2001    JUNE 30, 2001   (SEE NOTES)       JUNE 30, 2001
                                                            --------------   -------------   ------------      -------------
ASSETS
Current assets:
Cash and cash equivalents.................................   $   545,000     $  1,557,000                       $ 2,102,000
Accounts receivable, net..................................       808,000               --                           808,000
Inventory.................................................     4,348,000               --                         4,348,000
Prepaid expenses and other current assets.................     1,079,000           15,000       (250,000)(4)        844,000
                                                             -----------     ------------                       -----------
Total current assets......................................     6,780,000        1,572,000                         8,102,000
                                                             -----------     ------------                       -----------
Property and equipment, net...............................       882,000          558,000       (347,000)(1)      1,093,000
Other assets..............................................        51,000           89,000                           140,000
                                                             -----------     ------------                       -----------
Total assets..............................................     7,713,000        2,219,000                         9,335,000
                                                             -----------     ------------                       -----------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable..........................................     1,215,000          419,000                         1,634,000
Accrued liabilities.......................................     2,951,000        1,768,000     (1,460,000)(3)      3,259,000
Line of credit............................................     1,553,000               --                         1,553,000
Notes payable.............................................            --        2,400,000     (2,400,000)(2)             --
                                                             -----------     ------------                       -----------
Total current liabilities.................................     5,719,000        4,587,000                         6,446,000
                                                             -----------     ------------                       -----------
Note payable..............................................     3,123,000               --                         3,123,000
Accrued liability.........................................            --               --      3,000,000 (3)      3,000,000
Negative goodwill.........................................     3,937,000               --                         3,937,000
                                                             -----------     ------------                       -----------
                                                              12,779,000        4,587,000                        16,506,000
                                                             -----------     ------------                       -----------
Commitments
Stockholders' equity (deficit):
Common Stock:
Par value $0.10 Discovery Toys; $0.01 dreamlife; Discovery
  Toys--491,400 shares authorized, 425,880 shares issued
  and outstanding; dreamlife--100,000,000 authorized,
  42,368,351 shares issued; Pro forma--56,132,098 shares
  outstanding.............................................        43,000          423,000         95,000 (4)        561,000
Treasury stock, 22,408,396 dreamlife shares at cost.......            --               --                                --
Paid-in capital...........................................    (5,109,000)      36,259,000    (38,882,000)(4)     (7,732,000)
Deferred compensation.....................................            --         (137,000)       137,000 (4)             --
Retained earnings (deficit)...............................            --      (38,913,000)    38,913,000 (4)             --
                                                             -----------     ------------                       -----------
Total stockholders' equity (deficit)......................    (5,066,000)      (2,368,000)                       (7,171,000)
                                                             -----------     ------------                       -----------
Total liabilities and stockholders' equity (deficit)......   $ 7,713,000     $  2,219,000                       $ 9,335,000
                                                             ===========     ============                       ===========

NOTES TO CONDENSED CONSOLIDATED BALANCE SHEET

(1) To revalue certain fixed assets to their estimated fair values based on Discovery Toy's intended use of such assets.

(2) To reflect the cancellation of a $2.4 million promissory note in exchange for 2.4 million dreamlife shares, which occurred in connection with the Purchase Agreement.

(3) To accrue additional employment related liability incurred in connection with the Purchase Agreement.

(4) To reflect the recapitalization of the surviving entity including estimated transactions costs of $250,000.

                    DREAMLIFE, INC. AND DISCOVERY TOYS, INC.
     PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                                FOR THE SIX          FOR THE YEAR
                                                                MONTHS ENDED         MONTHS ENDED
                                                              JUNE 30, 2001(1)   DECEMBER 31, 2000(1)
                                                              ----------------   --------------------
SALES.......................................................     $14,677,000          $40,131,000
COST OF SALES...............................................       8,816,000           24,190,000
                                                                 -----------          -----------
Gross profit................................................       5,861,000           15,941,000

OPERATING EXPENSES:
  Sales and marketing.......................................       2,649,000            6,940,000
  General and administrative................................       5,307,000           10,806,000
  Amortization of negative goodwill.........................        (262,000)            (525,000)
                                                                 -----------          -----------
Operating loss..............................................      (1,833,000)          (1,280,000)
                                                                 -----------          -----------
OTHER INCOME (EXPENSE):
  Interest income...........................................         162,000              436,000
  Interest expense..........................................        (454,000)            (480,000)
  Other income, net.........................................       2,056,000              457,000
                                                                 -----------          -----------
                                                                   1,764,000              413,000
                                                                 -----------          -----------
LOSS BEFORE INCOME TAXES....................................         (69,000)            (867,000)
INCOME TAX PROVISION (BENEFIT)..............................          (7,000)               6,000
                                                                 -----------          -----------
NET LOSS....................................................         (62,000)            (873,000)
                                                                 ===========          ===========
BASIC AND DILUTED LOSS PER SHARE:
  Historical................................................           (0.13)               (1.81)
  Proforma..................................................              --                (0.02)
BASIC AND DILUTED SHARES USED IN COMPUTATIONS:
  Historical................................................         475,000              483,000
  Proforma..................................................      56,132,000           56,132,000
                                                                 ===========          ===========

NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(1) The unaudited pro forma condensed statements of operations for the six months ended June 30, 2001 and the year ended December 31, 2000 are based on the historical statements of operations of Discovery Toys adjusted to include certain historic dreamlife expenses of $1.2 million per year expected to continue subsequent to the acquisition. These expenses relate to existing dreamlife facilities and equipment to be used by the combined entity and dreamlife personnel that will continue to be employed by the combined entity. As there are no continuing operations of dreamlife on a pro forma basis, the pro forma financial statements do not include dreamlife's historical results of operations except for the expenses noted above.

(2) Historical net loss per share is calculated by dividing the net loss for the respective period by the historical average outstanding common shares of Discovery Toys.

(3) Pro Forma net loss per share is calculated by dividing the net loss for the respective period by the Pro Forma average outstanding common shares that would be outstanding if the acquisition had occurred on January 1, 2000.

                                 EXHIBIT INDEX

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
       2.1              Stock Purchase Agreement dated as of July 18, 2001, among
                        dreamlife, inc., Discovery Toys, Inc. and the Discovery
                        Toys, Inc. shareholders named therein(1)

       2.2 Note Exchange Agreement dated as of July 18, 2001, between dreamlife, inc. and CYL Development Holdings, LLC (1)

       3.1(ii )         Amended and Restated By-laws(1)

       4.1 Registration Rights Agreement dated as of July 18, 2001, among dreamlife, inc. and the Discovery Toys, Inc.
                        shareholders named therein(1)

       4.2              Termination Agreement dated July 18, 2001, among dreamlife, inc., Anthony J. Robbins, Robbins Research International
                        Inc. and CYL Development Holdings, LLC(1)

      10.1              Modification to Peter A. Lund Offer Letter dated July 18,
                        2001, between dreamlife, inc. and Peter A. Lund(1)

      10.2              Amendment to Content Provider and License Agreement dated as of July 10, 2001 among Anthony J. Robbins, Robbins Research
                        International Inc. and dreamlife, inc.(1)

      99.1              Press release of dreamlife, inc. dated July 18, 2001(1)

------------------------

(1) Previously filed as identically numbered exhibit to the Company's
    Form 8-K/A dated July 18, 2001 and filed with the Securities and Exchange Commission on August 1, 2001.